Exhibit 99.1

FOR IMMEDIATE RELEASE

May 7, 2007

Ottawa Savings Bancorp, Inc

Contact: Gary L. Ocepek

President/CEO

(815) 433-2525

Ottawa Savings Bancorp, Inc. Declares

Quarterly Cash Dividend of $0.05 Per Common Share

Ottawa, IL –May 7, 2007 - Ottawa Savings Bancorp, Inc., (OTC BB-OTTW), the holding company for Ottawa Savings Bank, today announced that its Board of Directors has declared a cash dividend of $0.05 per common share. The dividend will be paid on or about June 20, 2007, to stockholders of record as of June 4, 2007.

The Company is the majority-owned subsidiary of Ottawa Savings Bancorp MHC, which owns 55% of the Company’s outstanding shares. Ottawa Savings Bancorp MHC intends to file notice with the Office of Thrift Supervision (“OTS”) of its intent to waive receipt of the dividend. The waiver is subject to the OTS not objecting to it.

Ottawa Savings Bancorp, Inc. is the holding company for Ottawa Savings Bank, and a majority owned subsidiary of Ottawa Savings Bancorp MHC. The Bank, originally chartered in 1871, is a community bank serving Ottawa, Illinois and LaSalle County through its main office in Ottawa, Illinois.